CONFIRMATION

Date:	March 10, 2008
To:	G&E HEALTHCARE REIT FORT ROAD MEDICAL, LLC
c/o Triple Net Properties, LLC
1551 N. Tustin Avenue, Suite 200
Santa Ana, CA 92705
Attn: Danny Prosky
Fax: 714-918-9102
Phone: 714-667-8252 x315
From:	LASALLE BANK NATIONAL ASSOCIATION
540 West Madison, Suite 2132
Chicago, IL 60661
Fax: (312) 992-5847
Re: Swap Transaction [No. INF 32215/49468]

Ladies/Gentlemen:

The purpose of this letter agreement is to set forth the terms and conditions of the Swap Transaction entered into between us on the Trade Date specified below (the “Swap Transaction”). This letter agreement constitutes a “Confirmation” as referred to in the ISDA Master Agreement specified below.

The definitions and provisions contained in the 2000 ISDA Definitions (as published by the International Swaps and Derivatives Association, Inc. (“ISDA”)), without regard to subsequent amendments or revisions thereto, are incorporated into this Confirmation. In the event of any inconsistency between those definitions and provisions of this Confirmation, this Confirmation will govern. Each party represents and warrants to the other that (i) it is duly authorized to enter into this Swap Transaction and to perform its obligations hereunder and (ii) the person executing this Confirmation is duly authorized to execute and deliver it.

1. This Confirmation supplements, forms a part of, and is subject to, the 1992 the ISDA Master Agreement in the form published by ISDA (Local Currency—Single Jurisdiction) (the “Agreement”) as if you and we had executed the Agreement (but without any Schedule thereto). The Agreement shall be governed by and construed in accordance with the laws of the State of New York without reference to choice of law doctrine and the parties shall be deemed to have elected Market Quotation and Second Method as the payment measure and payment method, respectively, under the Agreement. This letter agreement shall constitute a Confirmation under the Agreement. In addition, you and we agree to use our best efforts to promptly negotiate, execute, and deliver an ISDA Master Agreement (as published by ISDA) including a Schedule thereto (a “Full ISDA Agreement”). It shall constitute an Additional Termination Event under the Agreement if a Full ISDA Agreement is not fully executed and delivered by both parties by the 60th day after the Trade Date. In connection with such Additional Termination Event, you shall be deemed the Affected Party. Upon execution and delivery by both parties of a Full ISDA Agreement, this letter agreement shall constitute a Confirmation thereunder and the Agreement (including the Additional Termination Event referred to in this paragraph) shall be deemed terminated.

2. The terms of the particular Swap Transaction to which this Confirmation relates are as follows:

Notional Amount:	USD 5,800,000.00
Trade Date:	March 6, 2008
Effective Date:	March 10, 2008
Termination Date:	March 6, 2011

Fixed Amounts:

Fixed Rate Payer: G&E HEALTHCARE REIT FORT ROAD MEDICAL, LLC

Fixed Rate: 3.05

Fixed Rate

Payer Payment Date: The 1st day of each month commencing on April 1, 2008 to and including the Termination Date, subject to adjustment in accordance with the Modified Following Business Day Convention

Fixed Rate Day Count Fraction:	Actual/360
Floating Amounts:
Floating Rate Payer:	LASALLE BANK NATIONAL ASSOCIATION

Floating Rate

Payer Payment Date: The 1st day of each month commencing on April 1, 2008 to and including the Termination Date, subject to adjustment in accordance with the Modified Following Business Day Convention

Floating Rate Option:	USD-LIBOR-BBA
Designated Maturity:	1 month
Initial Floating Rate:	3.05813%
Spread:	None
Floating Rate Day Count Fraction:	Actual/360

Reset Dates: The first day of each Calculation Period

Method of Averaging:Inapplicable
Compounding:	Inapplicable
Business Days:	New York and London
Calculation Agent:	LASALLE BANK NATIONAL ASSOCIATION

3. Offices:

(a)	The Office of the Fixed Rate Payer for this Swap

Transaction is Santa Ana, CA.

(b) The Office of the Floating Rate Payer for this Swap

Transaction is Chicago, IL.

4. Account Details:

Payments to LASALLE BANK NATIONAL ASSOCIATION:

LASALLE BANK NATIONAL ASSOCIATION, ABA #0710-0050-5, A/C 2090102-9030, Attn: Derivative Operations

Payments to G&E HEALTHCARE REIT FORT ROAD MEDICAL, LLC:

Please Advise

5. Other Provisions:

Assignment: This Swap Transaction may be assigned only

with prior written consent

Netting: The parties hereto hereby agree that subparagraph (ii) of Part 2(c) of the Agreement shall not apply to any Swap Transaction

6. IMPORTANT INFORMATION ABOUT PROCEDURES FOR OPENING A NEW ACCOUNT

To help the government fight the funding of terrorism and money laundering activities, Federal law requires all financial institutions to obtain, verify, and record information that identifies each entity or person that opens an account.

When you open an account, we will ask for the business’ full legal name, street address, and tax identification number and other information that will assist us in identifying the business. We may also ask for other identifying information such as your date of birth and a copy of your driver’s license.

Please confirm that the foregoing correctly sets forth the terms and conditions of our agreement by responding within ten (10) Business Days by either (i) returning via facsimile an executed copy of this Confirmation to the attention of Derivative Client Services (fax number: (312) 992-5847 and phone number: (312) 992-5844), or (ii) sending a facsimile to the attention of Derivative Client Services substantially to the following effect: “We acknowledge receipt of your fax dated March 6, 2008 with respect to a Swap Transaction between G&E HEALTHCARE REIT FORT ROAD MEDICAL, LLC and LASALLE BANK NATIONAL ASSOCIATION with an Effective Date of March 10, 2008 and a Termination Date of March 6, 2011 and confirm that such fax correctly sets forth the terms of our agreement relating to the Swap Transaction described therein. Very truly yours,      , by (specify name and title of authorized officer).” Failure to respond within such period shall not affect the validity or enforceability of this Swap Transaction, and shall be deemed to be an affirmation of the terms and conditions contained herein, absent manifest error.

Yours sincerely,

LASALLE BANK NATIONAL ASSOCIATION

By: /s/ Lily Levin	_	By: /s/ James M. Jarosz
Name: Lily Levin		Name: James M. Jarosz
Title: Vice President		Title: Vice President

Confirmed as of the date first written:

G&E HEALTHCARE REIT FORT ROAD MEDICAL, LLC

By: /s/ Shannon K S Johnson
Name: Shannon K S Johnson
Title: Authorized Signatory